Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                          APPLEWOOD'S RESTAURANTS, INC.

                          * * * * * * * * * * * * * * *


     FIRST. The name of the corporation is:

                          APPLEWOOD'S RESTAURANTS, INC.

     SECOND. Its principal office in the State of Nevada is located at 323 Las Vegas Boulevard South, Las Vegas, Clark County, Nevada 89101. The name and address of its resident agent is R. PAUL SORENSON, 323 Las Vegas Boulevard South, Las Vegas, Clark County, Nevada 89101.

     THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

     To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest it, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     To hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises and to take the same by devise or bequest.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant, license in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions,

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improvements, and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

     To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of or any bonds, securities, or evidences of the indebtedness created by any other corporation or corporations of this state, or any other state or government, and while owner of such stock, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

     To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment of property purchased, or acquired, or for any other lawful objects.

     To purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property of funds; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further, that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly, nor counted as outstanding, for the purpose of computing any stockholders' quorum or vote.

     To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

                                      -2-

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     To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.

     The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in these articles of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

     FOURTH. The amount of the total authorized capital stock of the corporation is fifty million (50,000,000.00) shares of stock with one cent (1 cent) par value.

     FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than three (3) except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders. The names and post office addresses of the first board of directors, which shall be three in number, are as follows:

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NAME                                              ADDRESS
----                                              -------

R. PAUL SORENSON                                  323 Las Vegas Blvd. South
                                                  Las Vegas, Nevada  89101

PATRICK R. DOYLE                                  323 Las Vegas Blvd. South
                                                  Las Vegas, Nevada  89101

DELORES HOLLIS                                    323 Las Vegas Blvd. South
                                                  Las Vegas, Nevada  89101

     SIXTH. The capital stock, after the amount of the subscription price, or par value has been paid in shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH. The name and post office address of each of the incorporators signing the articles of incorporation are as follows:

NAME                                              ADDRESS
----                                              -------

R. PAUL SORENSON                                  323 Las Vegas Blvd. South
                                                  Las Vegas, Nevada  89101

PATRICK R. DOYLE                                  323 Las Vegas Blvd. South
                                                  Las Vegas, Nevada  89101

DELORES HOLLIS                                    323 Las Vegas Blvd. South
                                                  Las Vegas, Nevada  89101

     EIGHTH. The corporation is to have perpetual existence.

     NINTH. In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized;


     Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the corporation.

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     To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

     By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholder's meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

     TENTH. Meetings of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

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     ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, the undersigned, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set our hands this 30th day of May, 1985.


                                           -------------------------------------
                                           R. PAUL SORENSON


                                           -------------------------------------
                                           PATRICK R. DOYLE


                                           -------------------------------------
                                           DELORES HOLLIS


STATE OF NEVADA            )
                           )  ss:
COUNTY OF CLARK            )


     On this 30th day of May, 1985, before me, a Notary Public in and for said County and State, personally appeared R. PAUL SORENSON, PATRICK A. DOYLE, and DELORES HOLLIS, who acknowledged to me that they executed the above and foregoing instrument.


                                           -------------------------------------
                                           NOTARY PUBLIC


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                           CERTIFICATE OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                        OF APPLEWOOD'S RESTAURANTS, INC.


     Pursuant to the Consent of the Stockholder holding in excess of the majority of voting shares in APPLEWOOD'S RESTAURANTS, INC. Article Fourth of the Articles of Incorporation of APPLEWOOD'S RESTAURANTS, INC. filed with the Office of the Secretary of State of the State of Nevada on June 7, 1985, is amended to read as follows:

                  "FOURTH: The amount of the total authorized capital stock of the corporation is one-hundred million
         (100,000,000.00) shares of stock with one cent (1 cent) par value."

     We, the undersigned, being the President and Secretary of APPLEWOOD'S RESTAURANTS, INC. further hereby certify that the above amendment to Articles of Incorporation was consented to by FRANK REICH, who is the record owner and entitled to vote 15,500,000 shares of the capital stock of APPLEWOOD'S RESTAURANTS, INC. and further certify that the total issued and outstanding stock is in the amount of 21,310,000 shares and therefore the shareholder consenting to the amendment represents more than a majority of the outstanding and issued stock of APPLEWOOD'S RESTAURANTS, INC.



                                           -------------------------------------
                                           FRANK REICH, President


                                           -------------------------------------
                                           CAROL HILL, Secretary

STATE OF NEVADA            )
                           )  ss:
COUNTY OF CLARK            )


     On this _____ day of June, 1986, before me, the undersigned, a Notary Public in and for the County of Clark, State of Nevada, duly commissioned and sworn, personally appeared FRANK REICH, known to me to be the President of APPLEWOOD'S RESTAURANTS, INC. and ERROL HILL, known to me to be the Secretary of APPLEWOOD'S RESTAURANTS, INC. that executed the within instrument and known to me to be the persons who affixed their names thereto as such President and Secretary, respectively, and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.




                                           -------------------------------------
                                           NOTARY PUBLIC